UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2024, Aptevo Therapeutics Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with certain holders (the “Holders”) of the Company’s Series A common stock purchase warrants, as amended, originally issued on August 4, 2023 (the “Existing August 2023 Warrants”), Series A-1 common stock purchase warrants, Series A-2 common stock purchase warrants, Series B-1 common stock purchase warrants and Series B-2 common stock purchase warrants, each as amended, originally issued on November 9, 2023 (the “Existing November 2023 Warrants”), common stock purchase warrants, as amended, originally issued on April 15, 2024, (the “Existing April 2024 Warrants”), common stock purchase warrants, as amended, originally issued on July 1, 2024 (the “Existing July 2024 Warrants”) and common stock purchase warrants issued on September 18, 2024 (the “Existing September 2024 Warrants” and together with the Existing August 2023 Warrants, the Existing November 2023 Warrants, the Existing April 2024 Warrants and the Existing July 2024 Warrants, the “Existing Warrants”), to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holders agreed to exercise for cash their Existing Warrants to purchase up to 823,544 shares of Common Stock at an exercise price of $7.50 per share. If all of the Existing Warrants are exercised in connection with the Inducement Agreement, the Company would anticipate receiving aggregate gross proceeds of up to approximately $6.2 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by the Company.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered common stock purchase warrants (the “New Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing Warrants (the “New Warrant Shares”). The New Warrants will be immediately exercisable and have terms of exercise of five years.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) as soon as reasonably practicable (and in any event by December 27, 2024), and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective by January 27, 2025 (or by February 25, 2025 in case of “full review” of such registration statement by the Securities and Exchange Commission) and to keep the Resale Registration Statement effective at all times until no Holder of the New Warrants owns any New Warrants or New Warrant Shares. In the event that the Company fails to timely deliver to the Holders the New Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holders.

The Company expects to use the net proceeds from these transactions for working capital and general corporate purposes.

The New Warrants will have an exercise price of $9.53 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a Holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such Holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

The Company engaged Roth Capital Partners (“Roth”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a financial advisory agreement between the Company and Roth, has agreed to pay Roth a financial advisory fee equal to 7% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants. In addition, the Company has also agreed to reimburse Roth for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $100,000.

The foregoing descriptions of the Inducement Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Inducement Agreement and New Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
10.1	Form of Warrant Inducement Agreement, by and between the Company and each Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	December 12, 2024	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer